UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2014

NCL CORPORATION LTD.

(Exact name of Registrant as specified in its charter)

Bermuda

(State of Incorporation)

333-128780

(Commission File Number)

20-0470163

(I.R.S. Employer Identification No.)

7665 Corporate Center Drive Miami, Florida	33126
(Address of principal executive offices)	(Zip Code)

(305) 436-4000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On November 5, 2014, pursuant to Rule 135c of the Securities Act of 1933, as amended (the “Securities Act”), NCL Corporation Ltd. (“NCLC”), a subsidiary of Norwegian Cruise Line Holdings Ltd. (“NCLH”), announced that it had priced $680,000,000 aggregate principal amount of 5.25% senior unsecured notes due 2019 (the “Notes”) at par. A copy of the press release announcing the pricing of the Notes is furnished with this report as Exhibit 99.1 and is incorporated herein by reference.

NCLC intends to use the net proceeds from the Notes offering to fund a portion of the purchase price and related fees and expenses for the previously announced acquisition of Prestige Cruises International, Inc. (“Prestige”) for $3.025 billion including assumption of debt. NCLC intends to finance the remaining portion of the Prestige acquisition, as well as to refinance Prestige’s Oceania and Regent Credit Facilities and satisfy and discharge the indenture governing Prestige’s Regent Senior Secured Notes using $1.05 billion of borrowings under its New Term Loan A and New Term Loan B facilities (the “New Term Loans”), available cash and an additional share issuance. The Notes offering and the New Term Loans are expected to close concurrently with the Prestige acquisition.

The Registrant is furnishing the information under this Item 7.01 in this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Registrant’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Text of press release, dated November 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2014	NCL CORPORATION LTD.

	By:	/s/ WENDY A. BECK
Wendy A. Beck
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Text of press release, dated November 5, 2014.